Exhibit 99.2

ICOS CORPORATION CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (the “Agreement”) is entered into pursuant to the ICOS Corporation Change in Control Severance Plan (the “Plan”) as of July 19, 2005, (the “Effective Date”), by and between Paul N. Clark (the “Employee”) and ICOS Corporation, a Delaware corporation, (the “Company”). The Plan and this Agreement constitute the Summary Plan Description required under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

1. Definitions. The following definitions shall apply for all purposes under this Agreement:

(a) Change in Control. “Change in Control” means the occurrence of any one or more of the following events that occur on or after the Effective Date:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Company’s Board of Directors (“Board”), as a result of which fewer than one-half of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the “original directors”) or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved;

(iv) Any transaction as a result of which any person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Paragraph (iv), the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude:

(A) A trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary of the Company;

(B) A corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company; and

(C) The Company; or

(v) A complete liquidation or dissolution of the Company.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(b) Employment Agreement. “Employment Agreement” means the employment agreement, dated June 11, 1999, by and between the Company and Employee, as may be amended from time to time by the parties.

(c) Just Cause. “Just Cause” means any one or more of the following:

(i)	A conviction of an Employee for a felony crime or the failure of an Employee to contest prosecution for a felony crime;

(ii)	An Employee’s misconduct, fraud or dishonesty that causes material harm or damage to the Company; or

(iii)	Any unauthorized use or disclosure of confidential information or trade secrets by an Employee.

(d) Total Disability. “Total Disability” shall be deemed to have occurred if the Employee is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Employee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(e) Good Reason. “Good Reason” shall mean that, on or after the effective date of a Change in Control, the Employee (without the Employee’s written consent):

(i)	Has incurred a material and substantial diminution reduction in his or her job responsibilities as in effect immediately prior to the public announcement of the Change in Control (the “Announcement”) or any other action by the Company or a successor entity which results in such material and substantial diminution, excluding for this purpose an isolated and inadvertent action not taken in bad faith and which is remedied by the Company or successor entity within thirty days after receipt of notice thereof given by the Employee and further provided that neither mere changes in title and/or reporting relationship nor reassignment following a Change in Control to a position that is similar to the position held immediately prior to the Change in Control shall constitute a material and substantial diminution in job responsibilities.

(ii)	Has incurred one or more reductions in his or her “total compensation” which is defined as follows:

(A) any reduction in base salary or

(B) any reduction in the target annual bonus percentage of base salary; or

(iii)	Has been notified that his or her principal place of work will be relocated by a distance of 35 miles or more; or

(iv)	a material breach by the Company or by its successor entity of its obligations to Employee under the Plan or this Agreement.

Before “Good Reason” has been deemed to have occurred, Employee must give the Company written notice detailing why the Employee believes a Good Reason event has occurred and such notice must be provided to the Company within sixty days of the initial occurrence of such alleged Good Reason event(s). The Company shall then have thirty days after its receipt of written notice to cure the items cited in the written notice so that “Good Reason” will have not formally occurred with respect to the event(s) in question.

2. Severance.

(a) The Employee shall be entitled to receive a cash severance payment from the Company (the “Severance Payment”) if within the first 18 month period after the occurrence of a Change in Control, either:

(i)	The Employee resigns his or her employment for Good Reason within ninety-one (91) days after the Employee becomes aware of the occurrence of an event specified in Section 1(e); or

(ii)	The Company terminates the Employee’s employment for any reason other than Just Cause, death or Total Disability.

The occurrence of either Section 2(a)(i) or 2(a)(ii) is a “Qualifying Termination”. For all purposes under this Agreement, the amount of the Severance Payment shall be equal to three times the sum of the Employee’s annual base salary and annual target bonus, as in effect on the date of the termination of the Employee’s employment (or if the Employee’s salary or annual target bonus, were greater, on the date of the Announcement). The Severance Payment shall be made to the Employee in a single lump sum cash payment not later than fifteen (15) business days following the date that the Employee becomes entitled to a Severance Payment. In the event of a Qualifying Termination and notwithstanding anything to the contrary herein or in the Employment Agreement, Employee may elect to receive either (x) the Severance Payment under this Section 2(a) or (y) the cash severance under Item 8(a) of the Employment Agreement, but not both. Employee must provide his written election to the Company within seven (7) business days following termination of his employment and if no such written election is timely received by the Company then the Severance Payment under this Section 2(a) shall be deemed to have been elected by Employee.

(b) Health Coverage. If the Employee is entitled to a Severance Payment under Section 2(a), the Company shall also pay for or reimburse the Employee for the employer’s portion of the cost of any group health continuation coverage that the Company is otherwise required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) until the earlier of the date that (i) the Employee becomes covered by comparable health coverage, offered by another employer, or (ii) is 36 months after the date of termination of Employee’s employment. While the Company is providing COBRA coverage and paying its portion of the premium costs, the Employee shall continue to be responsible to pay for the cost of the employee portion of COBRA coverage (with such employee portion to be equal to the rates charged to active employees). The Company’s obligation to continue to provide health coverage pursuant to this Section 2(b) shall not be relieved merely because the legally required minimum period for providing COBRA continuation coverage is for a shorter period than 36 months. In the event of a Qualifying Termination and notwithstanding anything to the contrary herein or in the Employment Agreement, Employee may elect to receive either (x) the group health continuation coverage under this Section 2(b) or (y) the continuation of health care benefits under Item 8(d) of the Employment Agreement, but not both. Employee must provide his written election to the Company within seven (7) business days following termination of his employment and if no such written election is timely received by the Company then the group health continuation coverage under this Section 2(b) shall be deemed to have been elected by Employee.

(c) Mitigation. To the extent Employee receives cash severance and/or health coverage benefits under the Employment Agreement (with the exception of Item 8(b)) or any other Company plan, program, agreement, policy, practice, or the like, severance payments and benefits due to Employee under this Agreement will be correspondingly reduced (but not below zero). Except as may be expressly provided in this Agreement, (i) the Employee shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 2 (whether by seeking new employment or in any other manner) and (ii) no payment shall be reduced by earnings that the Employee may receive from any other source.

(d) Conditions. All payments and benefits provided under this Section 2 are conditioned on the Employee’s continuing compliance with the Plan, this Agreement and the Employee’s execution (and effectiveness) of a release of claims and covenant not to sue substantially in the form provided in Exhibit A upon termination of employment. There is no entitlement to any payments or benefits unless and until such release of claims and covenant not to sue is effective.

3. Tax Effect of Payments.

(a) Excise Taxes. In the event that it is determined that any payment or distribution of any type to or for the benefit of the Employee made by the Company, by any of its affiliates, by any person who acquires ownership or effective control of the Company or ownership of a substantial portion of the Company’s assets (within the meaning of section 280G of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”)) or by any affiliate of such person, whether paid or payable or distributed or distributable pursuant to the terms of the Plan and this Agreement or otherwise (the “Total Payments”), would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are collectively referred to as the “Excise Tax”), then the Company will make an additional payment to Executive (the “Gross-Up Payment”) in an amount sufficient to cover (1) any Excise Taxes, (2) all taxes on the Gross-Up Payment, and (3) all interest and/or penalties imposed with respect to such taxes. If the Employee receives a Severance Payment under Section 2(a) and/or receives group health continuation coverage under Section 2(b), then Item 9 (“Gross-Up Payment for Golden Parachute Taxes”) of the Employment Agreement shall not be applicable.

(b) Determination by Auditors. All mathematical determinations and all determinations of whether any of the Total Payments are “parachute payments” (within the meaning of section 280G of the Code) that are required to be made under this Section 3, shall be made by the independent auditors retained by the Company most recently prior to the Change in Control (the “Auditors”), who shall provide their determination (the “Determination”), together with detailed supporting calculations, both to the Company and to the Employee within seven (7) business days of the Employee’s termination date, if applicable, or such earlier time as is requested by the Company or by the Employee. If applicable, the Auditors shall furnish the Employee with a written statement that such Auditors have concluded that no Excise Tax is payable (including the reasons therefor) and that the Employee has substantial authority not to report any Excise Tax on the Employee’s federal income tax return. Any Determination by the Auditors shall be binding upon the Company and the Employee, absent manifest error. The Company shall pay the fees and costs of the Auditors. If the Auditors do not agree to perform the tasks contemplated by this Section 3, then the Company shall promptly select another qualified accounting firm to perform such tasks.

4. Successors.

(a) Company’s Successors. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets, shall be obligated to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession.

(b) Employee’s Successors. This Agreement and all rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

5. Miscellaneous Provisions.

(a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

(b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Whole Agreement. Except as expressly provided herein, this Agreement and the Plan contain all the legally binding understandings and agreements between the Employee and the Company pertaining to the subject matter thereof and supersedes all such agreements, whether oral or in writing, previously entered into between the parties. In the event of any conflict in terms between this Agreement (or the Plan) and the Employment Agreement, the terms of this Agreement (or the Plan) shall prevail and govern.

(d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes required to be withheld by law.

(e) Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Washington without regard to the conflicts of laws principles thereof.

(f) Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

(g) No Assignment. The rights of Employee to payments or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any action in violation of this Subsection (h) shall be void.

(h) Nondisparagement. As of the Effective Date and thereafter, the Employee agrees that he/she will not disparage the Company or its directors, officers, employees, affiliates, subsidiaries, predecessors, successors or assigns in any written or oral communications to any third party. The Employee further agrees that he/she will not direct anyone to make any disparaging oral or written remarks to any third parties.

(i) Nonsolicit. During the Employee’s employment with Company and for 24 months after Employee’s termination of employment, the Employee shall not, directly or indirectly, either as an individual or as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender, or in any other capacity whatsoever, of any person, firm, corporation or partnership: (i) induce or attempt to induce any person who at the time of such inducement is an employee of Company to perform work or service for any other person or entity other than Company or (ii) participate or engage in the design, development, manufacture, production, marketing, sale or servicing of any product, or the provision of any service, that directly or indirectly relates to Company business.

(j) Nondisclosure. Notwithstanding any requirement that the Company may have to publicly disclose the terms of the Plan or this Agreement pursuant to applicable law or regulations, the Employee agrees to use reasonable efforts to maintain in confidence the existence of the Plan and this Agreement, the contents and terms of the Plan or this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Agreement Information”). The Employee also agrees to take every reasonable precaution to prevent disclosure of any Agreement Information to third parties, except for disclosures required by law or absolutely necessary with respect to Employee’s family members or personal advisors who shall also agree to maintain confidentiality of the Agreement Information.

(k) Section 409A. The Plan and this Agreement are intended to provide severance benefits under ERISA. The Plan is not intended to constitute a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code. Notwithstanding the foregoing, in the event the Plan or this Agreement or any benefit paid under this Agreement to Employee is deemed to be subject to Section 409A of the Internal Revenue Code, the Employee consents to the Company’s adoption of such conforming amendments as the Legal Department of the Company deems advisable or necessary, in its sole discretion, to comply with Section 409A of the Internal Revenue Code (including without limit delaying the timing of payments), without reducing the amounts of any benefits due to Employee hereunder (excluding for this purpose any decrease in the present value of the benefits).

6. Term of Agreement. This Agreement shall continue in effect until the Company shall have given Employee two years advance written notice of an amendment or cancellation that would reduce the benefits that Employee would otherwise receive under the pre-amended Agreement. In addition, such pre-amended version of this Agreement shall continue in effect for a period of two years after a Change in Control, if such Change in Control shall have occurred prior to the effectiveness of an amendment or cancellation. Except as provided in the next paragraph, this Agreement shall terminate if Employee’s employment is terminated prior to a Change in Control. Termination of the Plan or this Agreement shall not absolve the Company of its duty to continue satisfying its obligations under Section 2 if such obligations arose on or before the effective date of the Plan and Agreement’s termination.

This Agreement shall remain effective if, in connection with an impending Change in Control that is actually consummated, the Company terminates the Employee’s employment for any reason other than Just Cause, death or Total Disability or the Employee resigns his/her employment because of an event that would constitute Good Reason. The Company’s Board of Directors shall determine in good faith whether such a termination or resignation is occurring in connection with an impending Change in Control. However, such a termination or resignation shall in any event be deemed to be in connection with an impending Change in Control if such termination or resignation (i) is required by the merger agreement or other instrument relating to such Change in Control or (ii) is made at the express request of the other party (or parties) to the transaction constituting such Change in Control.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

EMPLOYEE:

Paul N. Clark

ICOS CORPORATION:

By:
As Its:

EXHIBIT A

Form of Release of Claims and Covenant Not To Sue

In consideration of the payments and other benefits that ICOS Corporation, a Delaware corporation (the “Company”), is providing to Paul N. Clark (“Employee”) under the Change in Control Severance Agreement entered into by and between Employee and the Company, dated July 19, 2005, the Employee, on his/her own behalf and on behalf of Employee’s representatives, agents, heirs and assigns, waives, releases, discharges and promises never to assert any and all claims, demands, actions, costs, rights, liabilities, damages or obligations of every kind and nature, whether known or unknown, suspected or unsuspected that Employee ever had, now have or might have as of the date of Employee’s termination of employment with the Company against the Company or its predecessors, parent, affiliates, subsidiaries, stockholders, owners, directors, officers, employees, agents, attorneys, insurers, successors, or assigns (including all such persons or entities that have a current and/or former relationship with the Company) for any claims arising from or related to Employee’s employment with the Company, its parent or any of its affiliates and subsidiaries and the termination of that employment.

These released claims also specifically include, but are not limited to, any claims arising under any federal, state and local statutory or common law, such as (as amended and as applicable) Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the Family Medical Leave Act, the Equal Pay Act, the Fair Labor Standards Act, the Industrial Welfare Commission’s Orders, and any other federal, state or local constitution, law, regulation or ordinance governing the terms and conditions of employment or the termination of employment, and the law of contract and tort and any claim for attorneys’ fees.

Furthermore, the Employee acknowledges that this waiver and release is knowing and voluntary and that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee acknowledges that there may exist facts or claims in addition to or different from those which are now known or believed by Employee to exist. Nonetheless, this Agreement extends to all claims of every nature and kind whatsoever, whether known or unknown, suspected or unsuspected, past or present. With respect to the claims released in the preceding sentences, the Employee will not initiate or maintain any legal or administrative action or proceeding of any kind against the Company or its predecessors, parent, affiliates, subsidiaries, stockholders, owners, directors, officers, employees, agents, successors, or assigns (including all such persons or entities that have a current or former relationship with the Company), for the purpose of obtaining any personal relief, nor assist or participate in any such proceedings, including any proceedings brought by any third parties (except as otherwise required or permitted by law). The Employee further acknowledges that he/she has been advised by this writing that:

•	he/she should consult with an attorney prior to executing this release;

•	he/she has at least twenty-one (21) days within which to consider this release;

•	he/she has up to seven (7) days following the execution of this release by the parties to revoke the release; and

•	this release shall not be effective until such seven (7) day revocation period has expired.

Employee agrees that the release set forth above shall be and remain in effect in all respects as a complete general release as to the matters released.

EMPLOYEE

Paul N. Clark

Date: